UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 9, 2009

ARBINET-THEXCHANGE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Albany Street, Tower II, Suite 450 New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 509-9100
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Appointment of Robert M. Pons to the Board of Directors

On April 13, 2009, Arbinet-thexchange, Inc. (“Arbinet” or the “Company”) issued a press release announcing, among other matters, that the Board of Directors (the “Board”) of the Company, upon the recommendation of the Nominating and Corporate Governance Committee, appointed Robert M. Pons to the Board as a Class II director, effective as of April 9, 2009.  Mr. Pons will stand for election at Arbinet’s 2009 Annual Meeting of Stockholders.  Mr. Pons was also appointed by the Board to the Nominating and Corporate Governance Committee.

In connection with his appointment, the Company granted Mr. Pons a nonstatutory stock option to purchase a total of 25,000 shares of common stock of the Company (the “Common Stock”) at an exercise price per share equal to the closing price per share of the Common Stock on April 9, 2009 (the “Grant Date”).  One-third of such option shall vest on the first anniversary date of the Grant Date, and the remaining two-thirds shall vest quarterly in eight equal amounts over the following eight quarters.

There are no arrangements between Mr. Pons and any other persons pursuant to which Mr. Pons was selected as a director.  In addition, there are no transactions, or proposed transactions, to which the Company was or is to be party and in which Mr. Pons had or will have a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Resignation of Michael J. Ruane from the Board of Directors

On April 13, 2009, Arbinet issued a press release announcing, among other matters, that Michael J. Ruane, a member of the Company’s Board and Chair of the Audit Committee, resigned from the Board, effective as of April 9, 2009.  Mr. Ruane’s decision to resign was not the result of a disagreement with the Company on any matter related to its operations, policies or practices.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit
99.1	Press Release of Arbinet-thexchange, Inc., dated April 13, 2009.*
____________________________
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBINET-THEXCHANGE, INC.

By:	/s/ W. Terrell Wingfield, Jr.
Name: W. Terrell Wingfield, Jr.
Title: General Counsel and Secretary

Date:  April 13, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release of Arbinet-thexchange, Inc., dated April 13, 2009.*
____________________________
* Filed herewith